EXHIBIT 99.1

                      MASTER LOAN AND INVESTMENT AGREEMENT
                      ------------------------------------

     THIS MASTER LOAN AND INVESTMENT AGREEMENT (together with all Exhibits hereto, this "Agreement") is made this 9th day of May, 2003, by and among KRONOS ADVANCED TECHNOLOGIES, INC., F/K/A TSET, INC., a Nevada corporation, whose principal place of business is located at 464 Common St., Suite 301, Belmont, MA 02478 ("KRONOS"); KRONOS AIR TECHNOLOGIES INC., a Nevada corporation, whose principal place of business is located at 8551 154th Avenue NE, Redmond, WA 98052 ("KRONOS AIR"); and FKA DISTRIBUTING CO. D/B/A HOMEDICS, INC., a Michigan corporation, whose principal place of business is located at 3000 Pontiac Trail, Commerce Township, Michigan 48390 ("HOMEDICS"). Kronos and Kronos Air are collectively referred to herein as the "BORROWERS" and individually as a "BORROWER."

                                R E C I T A L S:

     WHEREAS, the Borrowers desire to borrow up to $3,500,000 from HoMedics, and HoMedics is willing to loan such funds to the Borrowers on the terms and conditions set forth herein;

     WHEREAS, Kronos owns one hundred percent (100%) of the common stock of Kronos Air;

     NOW, THEREFORE, in consideration of the foregoing and for other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I
                                    ---------
                  LOAN AND INVESTMENT COMMITMENT AND DOCUMENTS
                  --------------------------------------------

     1.1 LOAN AND INVESTMENT COMMITMENT. Subject to the terms and conditions set forth herein, HoMedics hereby agrees to lend the Borrowers and invest in Kronos up to $3,500,000 (the "Investment Proceeds") as follows:

            A. Upon the execution and delivery by the parties of this Agreement and the execution and delivery by the Borrowers of the Investment Documents (defined below) identified in Section 1.2(A), 1.2(C), 1.2(D), 1.2 (E), 1.2(F) and 1.2(G), HoMedics shall loan the
            Borrowers an amount equal to $2,400,000, payable in immediately available funds by wire transfer to an account designated by Kronos. HoMedics shall deduct from such loan proceeds Closing Costs (as defined in Section 2.3 below) in an amount equal to $25,000.

            B. Provided that the Borrowers are not in default under this Agreement or under any of the Investment Documents then outstanding, upon the execution and delivery by the Borrowers of the Investment Documents identified in Section 1.2(B), HoMedics shall loan the Borrowers an additional $1,000,000. The loan contemplated under this
            Section 1.1(B) shall be made no later than five (5) business days following the Production Effective Date as such term is defined in the Exclusive Licensing Agreement, dated October 23, 2002, between Kronos and HoMedics ("License Agreement"), an executed copy of which is attached as Exhibit 1.1(B), as the same may be amended from time to time, and no earlier than the Production Effective Date. HoMedics shall deduct from such loan proceeds Closing Costs in an amount equal to $25,000, provided, however, that if the Production Effective Date does not occur within thirty (30) months after the Effective Date of the License Agreement, the $25,000 in Closing Costs shall be immediately payable by the Borrowers to HoMedics.

            1.2   INVESTMENT   DOCUMENTS.   The  loans  made  pursuant  to  this
            Agreement  shall  be  evidenced  by  the  following   documents  and
            instruments:

                  A. $2.4 MILLION SECURED PROMISSORY. The $2,400,000 loaned by HoMedics to the Borrowers pursuant to Section 1.1(A) above shall be evidenced by a Secured Promissory Note in the form of EXHIBIT 1.2(A) (the "$2.4M Note"). Interest shall accrue on the outstanding principal balance of the $2.4M Note at the rate of six (6%) percent per annum with a maturity date of five (5) years from the date of this Agreement (the "Maturity Date"). No payments shall be required under the note during the first twelve (12) months thereof. Interest accrued during such 12 month period shall become part of the principal balance of the note and shall be included as principal in any amortization of the note. Payments of principal and accrued interest shall be payable in equal quarterly installments beginning on August 1, 2004 and continuing on the first day of each November, February, May and August until paid in full by the Maturity Date. Any payments made by the Borrowers shall first be applied against the quarterly payment due under the $2.4M Note and then to the quarterly payment due under the $1.0M Note described in subsection
            (B) below.

                  B. $1 MILLION SECURED PROMISSORY NOTE. The $1,000,000 loaned by HoMedics to the Borrowers pursuant to Section 1.1(B) above shall be evidenced by a Secured Promissory Note in the form of
            EXHIBIT 1.2(B) (the "$1.0M Note"). Interest shall accrue on the outstanding principal balance of the $1.0M Note at the rate of six (6%) percent per annum and shall also mature on the Maturity Date. If the $1.0M Note is issued prior to the first anniversary date of this Agreement, no payments of principal or interest shall be required under the note until such first anniversary date (the "Accrual Period"). Interest accrued during the Accrual Period shall become part of the principal balance of the Note and shall be included as principal in any amortization of the note. In this event, payments of principal and accrued interest shall be payable in equal quarterly installments beginning on August 1, 2004 and continuing on the first day of each November, February, May and August until paid in full by the Maturity Date. If the $1.0M Note is issued on or after the first anniversary date of this Agreement, payments shall be made in equal quarterly installments beginning on the first day of the first quarter month immediately following the issue date, and continuing until the Maturity Date.

                  C. SECURITY AGREEMENT. The Borrowers' obligations under the $2.4M Note and the $1.0M Note (collectively, the "Notes") and under
            Section 4.4 of this Agreement (Put Rights) shall be secured by a first priority lien in all of the Borrowers' assets, including but not limited to the patents and intellectual property owned by the Borrowers related to the Licensed Technology as such term is defined in the License Agreement (the "Intellectual Property"), as well as the royalty payments owed to Kronos pursuant to the License Agreement (collectively referred to as the "Collateral"), pursuant to the terms and conditions of a Security Agreement in the form of
            Exhibit 1.2(C) (the "Security Agreement"). As provided therein, HoMedics shall not foreclose upon the Intellectual Property during the term of the Notes (exclusive of any extensions of the original term), so long as the Borrowers do not grant a Lien (defined below) in the Intellectual Property to any third party. In addition to the Security Agreement, the Borrowers shall deliver all other documents reasonably required by HoMedics to perfect the first priority lien in the Collateral. For purposes of this Agreement, Lien shall be defined as any voluntary or involuntary lien, including, without limitation a lien resulting from a bankruptcy proceeding, but, shall exclude mechanics liens. Notwithstanding anything to the contrary contained in this Agreement, HoMedics agrees, that after the Notes have been repaid in full by Borrowers, during the period of time that HoMedics has a first priority lien in all of Borrowers' assets, HoMedics will subordinate its first priority lien as long as the contemplated subordination is to Borrowers' qualified financial institution; otherwise, HoMedics may withhold its subordination for any reason, in its sole discretion, to all other parties, including, without limitation: (a) a Competitor (defined in Section 4.4), (b) a shareholder of either Borrower, or (c) a venture capital investor or venture capital group.

                  D.    Assignment   of   License   Agreements.   Kronos   shall
            collaterally assign to HoMedics the royalty payments under the License Agreement, pursuant to the terms and conditions of the Security Agreement.

                  E. STOCK PURCHASE WARRANT NO. 1. Kronos shall issue to HoMedics a warrant in the form of Exhibit 1.2(E) ("Warrant No. 1") to purchase 6,746,171 shares of Kronos Common Stock (defined in
            Section 3.9(A)), which represents ten (10%) of Kronos Common Stock that is issued and outstanding as of the date of this Agreement, on a fully diluted basis assuming the conversion or exchange of all outstanding convertible securities and the exercise of all outstanding options, warrants or similar rights to acquire Kronos Common Stock (the "Warrant No. 1 Shares"). Warrant No. 1 shall be exercisable for a period of ten (10) years from the date of issue. The exercise price shall be $0.10 per share. Warrant No. 1 shall contain the provisions described in Section 1.2(H) herein. In consideration for Warrant No. 1 and Warrant No. 2 granted pursuant to this Agreement, HoMedics hereby delivers to Kronos $100,000 payable via wire transfer to an account designated by Kronos.

                  F. STOCK PURCHASE WARRANT NO. 2. Kronos shall issue to HoMedics a warrant in the form of Exhibit 1.2(F) ("Warrant No. 2") to purchase 6,746,171 shares of Kronos Common Stock which represents ten (10%) of Kronos Common Stock that is issued and outstanding as of the date of this Agreement, on a fully diluted basis assuming the conversion or exchange of all outstanding convertible securities and the exercise of all outstanding options, warrants or similar rights to acquire Kronos Common Stock (the "Warrant No. 2 Shares"). Warrant No. 2 shall be exercisable for a period of ten (10) years from the date of issue. The exercise price shall be $0.10 per share. Warrant No. 2 shall contain the provisions described in Section 1.2(H) herein. Warrant No. 2 shall be exercisable by HoMedics only if (1) the Borrowers do not prepay the entire amount of principal and interest due under the Notes by November 8, 2005; (2) either of the Borrowers are in default under any of the Investment Documents, or
            (3) Kronos does not earn, at any time after the date of this Agreement but prior to November 8, 2005, Revenues in an aggregate amount equal to or greater than $3,500,000. As used herein, the term "REVENUES" means the gross cash receipts of any contractual relationship representing a license or sale of the Kronos technology to any third party or parties (other than proceeds from the License Agreement, without taking into account any amendment thereof). Revenues shall not include revenues which Kronos earns from research and development contracts.

                  G. REGISTRATION RIGHTS AGREEMENT. Kronos will grant HoMedics piggy-back registration rights and one (1) demand registration right with respect to any shares of Kronos Common Stock that it may acquire, pursuant to the terms and conditions of a Registration Rights Agreement, in the form of Exhibit 1.2(G) (the "Registration Rights Agreement").

                  H. DILUTION. If Kronos shall issue, at any time after the date hereof and before the exercise by HoMedics of Warrant No. 1, Warrant No. 2 and any warrants issued pursuant to this Section
            1.1(H), any security of Kronos (outright or convertible) in a capital raising transaction in which the Kronos Common Stock is issued at a price less than $0.20 per share, and following such securities issuance the shares of Kronos Common Stock issuable to HoMedics under Warrant No. 1, Warrant No. 2 and any warrants issued pursuant to this Section 1.1(H) in the aggregate, represents less than fifteen percent (15%) of Kronos Common Stock that is issued and outstanding as of the date of such securities issuance, on a fully diluted basis assuming the conversion or exchange of all outstanding convertible securities of Kronos and the exercise of all outstanding options, warrants or similar rights to acquire Kronos Common Stock, Kronos shall issue to HoMedics additional warrants, in the same form as Warrant No. 1, so that the number of shares of Kronos Common Stock that HoMedics may acquire pursuant to Warrant No. 1, Warrant No. 2 and any warrants issued pursuant to this Section 1.1(H), in the aggregate, shall equal fifteen percent (15%) of Kronos Common Stock, on a fully diluted basis (or seven and one-half percent (7.5%) for Warrant No. 1 or Warrant No. 2, individually). In the event Kronos shall issue any security of Kronos (outright or convertible) in a capital raising transaction in which the Kronos Common Stock is issued at a price greater than $0.20 per share, HoMedics shall not be entitled to any additional warrants pursuant to this Agreement.


                                   ARTICLE II
                                   ----------
                       CONDITIONS TO HOMEDICS' OBLIGATIONS
                       -----------------------------------

      The obligations of HoMedics under this Agreement are subject to the satisfaction of each of the following conditions:

      2.1 DELIVERY OF INVESTMENT DOCUMENTS. The Borrowers shall have executed and delivered to HoMedics and, as appropriate, there shall have been filed and recorded with such filing or recording offices as HoMedics shall deem appropriate, the following:

            A. First Amendment to the Exclusive Licensing Agreement in the form of EXHIBIT 2.1(A) (the "Amended License");

            B.    $2,400,000 Secured Promissory Note;

            C.    $1,000,000 Secured Promissory Note;

            D.    Security Agreement;

            E.    Warrant No. 1;

            F.    Warrant No. 2;

            G.    Registration Rights Agreement;

            H.    UCC-1 Financing Statement; and

            I.    Patent and other filings.

      2.2 DELIVERY OF ANCILLARY DOCUMENTS: The Borrowers shall have furnished to HoMedics the following documents and instruments, all in the form reasonably acceptable to HoMedics:

            A. RESOLUTIONS. A copy of the resolutions of the Board of Directors of each Borrower authorizing the execution, delivery and performance of this Agreement, the borrowing and the issuance of the warrants hereunder, the Amended License, the Notes and other Investment Documents to which it is a party, which resolutions shall have been certified by an officer of each Borrower as being complete, accurate and in full force and effect.

            B. GOOD STANDING. A certificate of good standing from the jurisdiction in which each Borrower is organized and certificates of qualification to conduct business for each jurisdiction in which it is required to qualify to do business, except where the failure would not have an adverse effect on either Borrower.

            C. CERTIFICATE. A copy of the Certificate of Incorporation of each Borrower, including all amendments thereto and restatements thereof, all of which shall have been certified by the jurisdiction of organization.

            D. BYLAWS. A copy of the Bylaws of each Borrower, including all amendments thereto and restatements thereof, which shall have been certified by the Secretary or Assistant Secretary of each Borrower as being complete, accurate and in full force and effect.

            E. INCUMBENCY. Certificates of the Secretary or Assistant Secretary of each Borrower as to the incumbency and signatures of the officers of each Borrower signing this Agreement, the Investment Documents and the Amended License.

            F. LIEN SEARCH. Except as set forth in Exhibit 3.4, UCC record and other searches disclosing that no liens or encumbrances have been filed against any of the Collateral (other than HoMedics' liens).


      2.3 PAYMENT OF CLOSING FEES. Kronos shall pay $50,000 of the costs incurred by HoMedics in connection with this transaction, including without limitation, legal fees of HoMedics' legal counsel. All such costs and expenses shall be deducted from the proceeds of the Notes as provided in Section 1.1, except as otherwise provided in Section 1.1(B).


                                   ARTICLE III
                                   -----------
                    REPRESENTATIONS AND WARRANTIES OF KRONOS
                    ----------------------------------------

      Kronos and Kronos Air hereby represent and warrant to HoMedics as follows, all of which shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated herein:

      3.1 CORPORATE EXISTENCE. (A) Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada; (B) Each Borrower has the power and authority to own its property and assets and to carry out its business as now being conducted and is duly qualified to do business and in good standing in every jurisdiction wherein failure to be so qualified or in good standing could have a material adverse effect on its business, operations or activities; and (C) Each Borrower has the power and authority to execute, deliver and perform this Agreement, to borrow money in accordance with the terms set forth herein and in the Investment Documents and to execute, deliver and perform its obligations under this Agreement, the Investment Documents, the Amended License and all other documents and instruments to be executed and delivered by it in connection with the consummation of the transactions contemplated hereunder (collectively, the "Kronos Agreements").

      3.2. AUTHORIZATIONS AND APPROVALS. The execution, delivery and performance of the Kronos Agreements, the borrowings hereunder and thereunder
(A) have been duly authorized by all requisite corporate action of each Borrower; (B) do not require registration with or consent or approval of, or other action by, any federal, state or other governmental authority or regulatory body; (C) will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or Bylaws of either Borrower, any provision of any indenture, note, agreement or other instrument to which either Borrower is a party, or by which any of its properties or assets are bound; (D) will not be in conflict with, result in a breach of or constitute (with or without notice or passage of time) a default under any such indenture, note, agreement or other instrument; and (E) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of either Borrower, other than the liens in favor of HoMedics as contemplated hereby.

      3.3 NO LITIGATION. Except as set forth in the SEC Documents (as defined below), there are no actions, suits or proceedings, at law or in equity, and no proceedings before any arbitrator or by or before any governmental commission, board, bureau, or other administrative agency, pending, or, to the best knowledge of each Borrower, threatened against or affecting it or any of its properties or rights which, if adversely determined could materially impair its right to carry on its business substantially as now conducted, or could have material adverse effect upon the financial condition of either Borrower. "SEC DOCUMENTS" shall mean Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB, Current Reports on Form 8-K and Proxy Statements of Kronos filed by Kronos for a period of twelve (12) months immediately preceding the date hereof.

      3.4 NO LIENS. Except as set forth in Exhibit 3.4, none of the assets and properties of either Borrower, including without limitation the Intellectual Property, are subject to any mortgage, pledge, lien, security interest or other encumbrance of any kind or character.

      3.5 FINANCIAL STATEMENTS. All consolidated and consolidating balance sheets, earnings statements and other financial data furnished to HoMedics for the purposes of, or in connection with, this Agreement and the transactions contemplated herein, have been prepared in accordance with generally accepted accounting principles, consistently applied ("GAAP") (except as disclosed therein), and do or will fairly present the financial condition of Kronos as of the dates, and the results of its operations for the periods, for which the same are furnished to HoMedics. Neither Borrower has any material contingent obligations, liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by the financial statements set forth in the SEC Documents that have been issued by either Borrower prior to the date of this Agreement.

      3.6 TAXES. Each Borrower has filed all federal, state and local tax returns and other reports they are required by law to file, have paid or caused to be paid all taxes, assessments and other governmental charges that are shown to be due and payable under such returns, and have made adequate provision for the payment of such taxes, assessments or other governmental charges which have accrued but are not yet payable. Except as set forth in the SEC Documents, neither Borrower has any knowledge of any deficiency or assessment in connection with any taxes, assessments or other governmental charges and all deficiencies resulting from any audits have been paid or settled.

      3.7 COMPLIANCE WITH LAWS. Each Borrower has complied with all applicable laws, to the extent that failure to comply would have a material adverse effect on its operations, assets or the conduct of its business.

      3.8 OTHER DEBT. Except as set forth in the SEC Documents and incurred in the ordinary course of business, neither Borrower has any indebtedness for money borrowed or any direct or indirect obligations under any leases (whether or not required to be capitalized under GAAP) or any agreements of guarantee or surety.

      3.9   ISSUANCE OF SECURITIES.
            ----------------------

            A. CAPITALIZATION. As more specifically described in EXHIBIT 3.9(A), the authorized capital stock of Kronos consists of five hundred million (500,000,000) shares of common stock, $.001 par value per share ("Kronos Common Stock"), of which fifty-four million five hundred twenty-seven thousand five hundred sixty-five (54,527,565) shares are currently issued and outstanding (the "Outstanding Shares") and as of the date hereof, certain persons hold options and/or warrants to acquire approximately twelve million nine hundred thirty-four thousand one hundred forty-five (12,934,145) shares of Kronos Common Stock (the "Option Shares"), which, when combined with the Outstanding Shares, constitute the total issued and outstanding capital stock of Kronos, on a fully diluted basis. The Outstanding Shares and the Option Shares, when issued, constitute or will constitute all of the issued and outstanding capital stock of Kronos, and all of such securities are validly issued, fully paid (other than the payment of the price to be paid in connection with the exercise of the Option Shares), nonassessable, and have been so issued in full compliance with all applicable federal and state securities laws. Other than agreements relating to the Option Shares, there are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments providing for the issuance, disposition or acquisition of any of Kronos' capital stock (other than this Agreement). There are no outstanding or authorized stock appreciation, phantom stock or similar right with respect to Kronos, and there are no voting trusts, proxies or any other agreements or understandings with respect to the voting of the capital stock of Kronos. Kronos is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its capital stock.

            B. Thirteen million four hundred ninety-two thousand three hundred forty-two (13,492,342) shares of Kronos Common Stock have been duly authorized and reserved for issuance upon exercise of the Warrants. Upon issuance and payment therefor in accordance with the terms and conditions of this Agreement and Warrant No. 1 and Warrant No. 2, such shares shall be validly issued, fully paid and non-assessable and free from all taxes, liens and charges, with the holders being entitled to all rights accorded to a holder of Kronos Common Stock.

            C. Kronos owns one hundred percent (100%) of the common stock of Kronos Air. There are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments providing for the issuance, disposition or acquisition of any of the Kronos Air capital stock.

      3.10 MATERIAL AGREEMENTS. Each Borrower has and, to its knowledge, all parties to each of the material licenses, contracts or commitments of any kind (including, without limitation, employment agreements, collective bargaining agreements, powers of attorney, distribution contracts, patent or trademark licenses, bonus, pension and retirement plans, or accrued vacation pay, insurance and welfare agreements) have, complied with the provisions of such licenses, contracts or commitments and, neither Borrower is and, to its knowledge, no other party to such agreements is in default thereunder, nor has there occurred any event which with notice or the passage of time, or both, would constitute such a default.

      3.11  ENVIRONMENTAL.
            -------------

            A. Neither Borrower is a party to any litigation or administrative proceeding, nor to the best of the knowledge of each Borrower, is any litigation or administrative proceeding threatened against it, which in either case asserts or alleges that (a) either Borrower violated any federal, state or local laws, ordinances, statute, rules or regulations governing the use, storage, transportation, or disposal of Hazardous Materials ("Environmental Laws"); (b) either Borrower is required to clean up, remove, or take remedial or other action due to the disposal, depositing, discharge, leaking or other release of any Hazardous Materials; or (c) either Borrower is required to pay all or a portion of the cost of any past, present, or future clean up, removal or remedial or other response action which arises out of or is related to the disposal, depositing, discharge, leaking or other release of any Hazardous Materials on any of its properties or with respect to any of its assets.

            B. To the best knowledge of each Borrower, there are no conditions existing which would subject either Borrower to damages, penalties, injunctive relief or clean up costs under any Environmental Laws or which require or are likely to require clean up, removal, remedial action or other response action pursuant to Environmental Laws by it.

            C. Neither Borrower is subject to any judgment, decree, order or citation related to or arising under the Environmental Laws and either Borrower has not received any notice ("Environmental Complaint") of any violations of Environmental Laws, and to the best of each Borrowers' knowledge, there have been no actions commenced or threatened against it by any party for noncompliance with any Environmental Laws.

            D. Each Borrower has all permits, licenses, approvals and other authorizations required under the Environmental Laws.

      3.12 MISREPRESENTATION. No warranty or representation contained herein or in any certificate or other document furnished to HoMedics pursuant hereto contains any untrue statement of material fact or omits to state a material fact necessary to make such warranty or representation not misleading in light of the circumstances under which it was made. There is no fact which either Borrower has not disclosed to the HoMedics in writing which materially and adversely affects or is likely to materially and adversely affect the business, operations, properties, prospects, profits or condition (financial or otherwise) of either Borrower or the ability of either Borrower to perform the Kronos Agreements.

      3.13 INTELLECTUAL PROPERTY RIGHTS. Each Borrower owns or possesses adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, authorizations, trade secrets and rights necessary to conduct its business as now being conducted. None of the Borrowers' material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or, by the terms and conditions thereof, could expire or terminate within two years from the date of this Agreement. Neither Borrower is infringing, and does not have any knowledge of any infringement of any third party with respect to any material trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information, and there is no claim, action or proceeding being made or brought against, or to each Borrowers knowledge, being threatened against either Borrower regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement, which could reasonably be expected to have a material adverse effect on either Borrower or its assets, operations or business.

      3.14 INSURANCE. Each Borrower is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of each Borrower believes to be prudent and customary in the businesses in which each Borrower is engaged. Neither Borrower has been refused any insurance coverage sought or applied for and each Borrower does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires, or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect its condition, financial or otherwise, or earnings, business or operations.

      3.15 APPLICATION OF TAKEOVER PROTECTIONS. Each Borrower and its Board of Directors have taken or will take prior to the Production Effective Date all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation.

      3.16  TRANSACTIONS  WITH  AFFILIATES.  Except  as set  forth  in  the  SEC
Documents,  and other than the grant or exercise of stock  options  disclosed on
Exhibit 3.16, none of the officers, directors, or employees of either Borrower is presently a party to any transaction with either Borrower or any of its Affiliates (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of each Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has an interest or is an officer, director, trustee or partner.


                                   ARTICLE IV
                                   ----------
                            COVENANTS AND AGREEMENTS
                            ------------------------

      4.1 AFFIRMATIVE COVENANTS. On a continuing basis from the date of this Agreement to the date the Notes have been paid in full and each Borrower has performed all of its other obligations hereunder, each Borrower covenants and agrees that it will:

            A. Promptly furnish to HoMedics such information regarding its operations, business affairs and financial condition and its subsidiaries as HoMedics may reasonably request from time to time and permit HoMedics, its employees, attorneys and agents, to inspect all the books, records and properties of each Borrower and their subsidiaries during normal business hours upon reasonable advance notice.

            B. Keep the insurable properties of each Borrower adequately insured and maintained with (1) insurance against fire and other risks customarily insured against and "all-risk" policy and such additional risks customarily insured against by companies engaged in the same or similar businesses to that of each Borrower; (2) necessary workers compensation insurance; (3) public liability and product liability insurance commencing with the sale of products; and (4) such other insurances as may be required by law or as may be reasonably required in writing by HoMedics, all of which insurance shall be in such amounts, containing such terms, in such form, for such purposes, prepaid for such time period, and written by such companies as shall be reasonably satisfactory to HoMedics. All such policies shall contain a provisions whereby they may not be cancelled or amended except upon 30 days prior written notice to HoMedics. Kronos will promptly deliver to HoMedics, at HoMedics' request, evidence satisfactory to HoMedics that such insurance has been so procured.

            C. Pay promptly and within the time that they can be paid without late charge, penalty or interest all taxes, assessments and similar charges of every kind and nature lawfully levied, assessed or imposed upon it and its property, except to the extent being contested in good faith. If either Borrower shall fail to pay such taxes and assessments within the time they can be paid without penalty, late charge or interest, HoMedics shall have the option to do so and each Borrower agrees to repay HoMedics upon demand, with interest as provided in the Security Agreement and/or the Notes, all amounts so expended by HoMedics.

            D. Do or cause to be done all things necessary to preserve and keep in full force and effect the existence, rights and Intellectual
      Property of each Borrower in all markets where HoMedics is distributing products utilizing the Licensed Technology, and comply with all applicable laws in all material respects, continue to conduct and operate and at all times maintain, preserve and protect all assets (including the Intellectual Property), and from time to time make, or cause to be made, all needed and proper improvements, renewals, replacements, and updates thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.


            E. Discuss various Kronos marketing issues with HoMedics and/or Ron Ferber (collectively, the "Advisors"). In the event the Advisors play a significant role in the marketing of a Kronos product, determined in Kronos' sole discretion, the Advisors shall be entitled to a fee as negotiated between Kronos and the Advisors.

            F. The parties acknowledge and agree that the Amended License anticipates that Kronos and HoMedics will negotiate the details of one or more amendments to the License Agreement and/or one or more additional license agreements and that more fully developed amendments to the License Agreement and/or additional license agreements will need to be negotiated by the parties. Kronos agrees to use its best efforts to, and commit adequate resources to ensure that future amendments to the License Agreement and/or additional license agreements are executed by the parties and delivered within the time frames set forth in the Amended License.

            G.    Maintain solvency.

            H. Deliver to HoMedics copies of any new patent applications and related file history for all Licensed Technology within five (5) days of submission to any Patent, Trademark and/or Copyright Office worldwide.

      4.2 NEGATIVE COVENANTS. On a continuing basis from the date of this Agreement until the Notes are paid in full and each Borrower has performed all of its other obligations hereunder, Kronos covenants and agrees that except as otherwise contemplated herein, it will not, without HoMedics' prior written consent, which shall not be unreasonably withheld:

            A. Declare or pay distributions, dividends (whether by reduction of capital or otherwise) or management fees to any of its shareholders other than in connection with the exercise of the call rights set forth in
      EXHIBIT 4.2(A).

            B. Purchase, redeem, retire or otherwise acquire or approve any plan to purchase, redeem, retire or otherwise retire any of the shares of its capital stock or make any commitment to do so.

            C. Create, incur, assume or suffer to exist any mortgage, pledge, encumbrance, security interest, lien or charge of any kind upon any of its now owned or hereafter acquired properties or assets (including, without limitation, any charge upon property purchased or acquired under a conditional sale or other title-retaining agreement or lease required to be capitalized under GAAP) other than the liens resulting from the Notes and purchase money indebtedness or lease obligations incurred in connection with purchases or leases of fixed assets, not to exceed an aggregate of two hundred fifty thousand dollars ($250,000), collectively.

            D. Incur, create, assume or permit to exist any indebtedness or liability for borrowed money, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, or any other indebtedness whatsoever, except for: (1) the Notes; (2) subordinate debt approved in writing by HoMedics (in its sole discretion); (3) purchase money indebtedness or lease obligations incurred in connection with purchases or leases of fixed assets not exceeding the amounts permitted in subsection (C) above; (4) trade indebtedness incurred and paid in the ordinary course of business; and (5) indebtedness that does not cause the Borrowers collectively to exceed the requirements set forth in (I) below.

            E. Make loans, advances or extensions of credit to any person, other than advances to employees in connection with business related travel in the ordinary course of business.

            F. Sell, lease, transfer or otherwise dispose of any Intellectual Property, or sell, lease, transfer or otherwise dispose of any other properties and assets having an aggregate book value of more than $100,000, except for the sale of inventory in the ordinary course of business.

            G. Consolidate with or merge into any other corporation, permit another corporation to merge into it, acquire all or substantially all the properties or assets of any other person, enter into any reorganization or recapitalization or reclassify its capital stock without prior written consent of HoMedics.

            H. Purchase or hold beneficially any stock or other securities of, or make any investment or acquire any interest whatsoever in any other person, except for investments of certificates of deposit with maturities or one year or less of United States Commercial Banks with capital, surplus, and undivided profits in excess of $100 Million and direct obligations of the United States government maturity within one year from the date of acquisition thereof.

            I. Acquire or expend for fixed assets, or commit itself to acquire or expend for fixed assets, whether by lease, purchase or otherwise, in amounts that exceed two hundred fifty thousand dollars ($250,000), collectively, during the term of the Notes.

            J. Increase the amount of compensation to the officers and directors of Kronos except as set by an independent committee of the board of directors of Kronos.

      4.3   SETOFF.
            ------

            A. Subject to the terms and conditions set forth herein, HoMedics shall have the right, from time to time, to set off against any payments, debts or obligations that are otherwise due to HoMedics from the Borrowers, all or a portion of the amount of any payments, debts or obligations due to Kronos from HoMedics.

            B. A set off by HoMedics shall have the effect of discharging the amount set off as if such amounts were paid in full by the Borrowers.

      4.4 PUT RIGHTS. Kronos hereby agrees that upon the occurrence of a Trigger Event (defined below), HoMedics shall have the right to require Kronos to purchase all, or at HoMedics' option, any portion of the shares of Kronos Common Stock owned by HoMedics. HoMedics may exercise the option granted herein by delivering to Kronos at any time following a Trigger Event a written notice ("Put Notice") specifying that HoMedics desires to sell its shares to Kronos. Upon receipt of the Put Notice, Kronos shall be obligated to purchase all shares offered for sale in the Put Notice at a purchase price equal to the average closing price per share (as reported in NASDAQ.com) of Kronos Common Stock for the ten (10) trading days immediately preceding the date of the Put Notice (the "Put Per Share Price"); PROVIDED, HOWEVER, that the Put Per Share price shall not be less than two (2) times the per share purchase price paid by HoMedics for such shares; and PROVIDED, FURTHER, HOWEVER, that if the Trigger Event giving rise to the exercise of rights granted hereunder is Trigger Event (A) below, the Put Per Share Price as determined above shall be multiplied by a factor of ten
(10). As used herein, the term "Trigger Event" means:

            A. Kronos shall have issued or agreed to issue any securities to a Competitor (as defined below) of HoMedics during the term of the License Agreement, the Amended License or any other license arrangement between HoMedics and either Borrower, provided, however, Kronos shall not be precluded from issuing securities to an Affiliate (defined below) of a Competitor if the proper protections are put into place, as determined by HoMedics in its sole discretion, to prevent the Affiliate from selling any Products (as defined in the License Agreement) or Additional Products (as defined in the Amended License) in the Territories (as defined in the License Agreement, Amended License and amendments thereto) using technology substantially similar to the Licensed Technology (as defined in the License Agreement); and/or

            B. Kronos shall have materially breached its obligations under or otherwise defaulted under the License Agreement or the Amended License within ten (10) years after the date of this Agreement.

"COMPETITOR" shall mean a company manufacturing, distributing or selling personal care electrical devices under the health and wellness category.

"AFFILIATE" shall mean: (i) with respect to any individual, any member of such individual's immediate family, and any organization (x) in which such individual and/or his Affiliate(s) own, directly or indirectly, more than fifty percent (50%) of any class of equity security or (y) in which such individual and/or his Affiliate is the sole general partner, the managing general partner or is the managing member, or which is controlled by such individual and/or his Affiliates, directly or indirectly; and (ii) with respect to any corporation, partnership, limited liability company, trust, or other organization, any other corporation, partnership, limited liability company, trust, or other organization, which controls, is controlled by, or is under common control with, the first-referenced corporation, partnership, limited liability company, trust, or other organization, and any individual or entity who is the general partner, managing member, officer, director, trustee of, or who directly or indirectly controls, the first-referenced corporation, partnership, trust, or other organization; and (iii) any Affiliate of any other Affiliate. For purposes of this definition, the term "controls," "is controlled by" or "is under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

      4.5   PREEMPTIVE RIGHTS.
            -----------------

            A. Kronos hereby grants HoMedics the preemptive rights described in this Section 4.5 with regard to all issuances by Kronos of shares of Kronos Common Stock after the date of this Agreement (collectively, the "New Securities"); PROVIDED, HOWEVER, that "New Securities" do not include:

                  1. securities issued in connection with any stock splits, stock dividends or other distribution payable pro rata to all holders of Kronos Common Stock;

                  2. any securities issued to employees, officers, directors, consultants or other persons performing services for Kronos (if so issued solely because of any such person's status as an officer, employee, director, consultant or other person performing services for Kronos, and not as part of any other offering of Kronos securities) pursuant to any stock option plan, stock purchase plan or management incentive plan, agreement or arrangement approved by Kronos' Board of Directors; and

                  3. any Kronos Common Stock issued upon the conversion, exercise or exchange of any securities included in the calculation of the Warrant No. 1 Shares and the Warrant No. 2 Shares.

            B. If Kronos proposes to offer to sell any New Securities, Kronos shall first give HoMedics written notice stating such intention. The written notice shall contain a full, accurate and complete description of the price and terms of such proposed sale, and shall contain an unconditional offer to sell a Pro Rata Share (as defined in Subsection (D) below) of such New Securities to HoMedics on the same terms and conditions as set forth in the notice. HoMedics shall have ten (10) business days from the date such written notice is given to elect to purchase all or a portion of such Pro Rata Share of the New Securities, by giving written notice to Kronos of such election and the quantity of New Securities that HoMedics will purchase, together with payment for such New Securities.

            C. If HoMedics elects to purchase any of the New Securities within the election periods described in subsection (B), Kronos shall deliver to HoMedics a certificate or other instrument evidencing the New Securities by the close of business on the fifteenth day (or if such day is not a business day, the next succeeding business day) after the receipt of HoMedics' notice of election and its payment for the shares acquired.

            D. As used in this subsection 4.5, the "Pro Rata Share" of the New Securities that HoMedics will be offered an opportunity to purchase is a fraction of the total New Securities proposed to be issued, calculated as follows: (i) the numerator of the fraction shall be the number of shares of Kronos Common Stock that could be obtained by HoMedics upon conversion or exchange on such date of any securities convertible into or exchangeable for Kronos Common Stock plus the number of shares of Kronos Common Stock that could be acquired by HoMedics on such date upon exercise of any option, warrant or similar right (other than by exercise of preemptive rights hereunder); and (ii) the denominator of the fraction shall be the aggregate number of shares of Kronos Common Stock outstanding on such date calculated on a fully diluted basis assuming the conversion or exchange of all outstanding convertible securities and the exercise of all outstanding options, warrants or similar rights to acquire Kronos Common Stock.

            E. During the sixty (60) day period following the expiration of the ten (10) business day election period described in the last sentence of subsection (B) hereof, Kronos may issue the New Securities that HoMedics has not purchased pursuant to this subsection 4.5, but only on terms and conditions and at a price no more favorable to the purchasers thereof than was specified in Kronos's notice to HoMedics.

            F. The rights of HoMedics under this subsection 4.5 may be waived, in whole or part, with respect to any proposed issuance of New Securities if a written waiver is executed by HoMedics. Such waiver may be obtained at any time prior to, contemporaneously with or after the actual issuance by Kronos of the New Securities.


                                    ARTICLE V
                                    ---------
                                EVENTS OF DEFAULT
                                -----------------

      The following events are hereby defined as "defaults" for all purposes of this Agreement, whatever the reason for the occurrence thereof and whether such event shall be voluntarily or involuntarily or come about or be effected by operation of law or pursuant to compliance with any judgment, order or decree of any court or any order, rule or regulation of any government or administrative body:

      5.1.  DEFAULTS.
            --------

            A. FAILURE TO PAY. The Borrowers shall fail to pay any principal, interest or fee under the Notes, any other Investment Documents or other indebtedness to HoMedics thirty (30) days following written notice by HoMedics of either Borrower's failure to pay any such amounts when due, by maturity, acceleration or otherwise.

            B. MISREPRESENTATION. Any warranty or representation in connection with or contained in this Agreement, the License Agreement, the Amended License, or any of the Investment Documents, or if any financial data or other information now or hereafter furnished to HoMedics by or on behalf of the Borrowers, is false or misleading in any material respect when made or deemed made.

            C. DEFAULT UNDER DOCUMENTS. Either Borrower shall otherwise fail to perform any of its obligations or covenants under, or shall fail to comply with any of the provision of: (1) this Agreement; (2) the Investment Documents, or (3) the License Agreement, the Amended License, or any other license arrangement between HoMedics and either Borrower, which is not cured within thirty (3) days following written notice by HoMedics of such failure to perform by either Borrower.

            D. INSOLVENCY/BANKRUPTCY. Either Borrower voluntarily suspends transacting business, or either Borrower generally fails to pay its debts as they mature or makes a general assignment for the benefit of creditors; or commences any proceedings in bankruptcy, or for reorganization or liquidation under the Bankruptcy Code or under any other state, federal or other applicable law for the relief of debtors, or has commenced against it any proceedings in bankruptcy, or for reorganization or liquidation under the Bankruptcy Code or under any other state, federal or other applicable law for the relief of debtors which proceedings are not discharged within sixty (60) days of commencement; or a receiver, trustee or custodian is appointed for either Borrower or for any substantial portion of its respective properties or assets.

            E. CHANGE OF MANAGEMENT OR CONTROL. Kronos shall experience a Change in Control. A "CHANGE IN CONTROL" of Kronos will be deemed to occur if: (x) any person (defined for the purposes of this Section 5.1(E) to mean any person within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (the "EXCHANGE Act")), other than Kronos, or an employee benefit plan established by the Board of Directors of Kronos, acquires, directly or indirectly, the beneficial ownership (determined under Rule 13d-3 of the regulations promulgated by the Securities and Exchange Commission under Section 13(d) of the Exchange Act) of securities issued by Kronos having thirty percent (30%) or more of the voting power of all of the voting securities issued by Kronos in the election of directors at the meeting of the holders of voting securities to be held for such purpose; or (y) a majority of the directors elected at any meeting of the holders of voting securities of Kronos are persons who were not nominated for such election by the Board of Directors of Kronos having authority in such matters; or (z) Kronos merges or consolidates with or transfers substantially all of its assets to another person.

      5.2 REMEDIES. If an Event of Default exists, HoMedics may exercise any right, power or remedy permitted by law or as set forth in any of the documents and instruments executed and delivered in connection herewith, including without limitation, the Investment Documents. Without limiting the generality of the foregoing, the Borrowers agree to reimburse HoMedics upon demand for all fees and expenses incurred by HoMedics (A) in seeking to collect any amounts owed to it (whether through formal or informal collection actions, workouts or otherwise), in defending the validity or priority of its security interest, or in pursuing its rights and remedies under this Agreement; (B) in connection with any proceeding (including, without limit, bankruptcy, insolvency, administrative, appellate, or probate proceedings or any lawsuit) in which HoMedics at any time is involved as a result of any lending relationship or involving HoMedics and either Borrower; or (C) incurred by HoMedics during the continuance of an Event of Default, which fees and expenses relate to or would not have been incurred but for any lending relationship involving HoMedics and either Borrower. The fees and expenses include, without limit, court costs, legal expenses, and reasonable attorneys' fees.

                                   ARTICLE VI
                                   ----------
                                  MISCELLANEOUS
                                  -------------

      6.1 BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties, and their respective successors and assigns, provided, however, that neither Borrower may assign or transfer its rights or obligations hereunder without the prior written consent of HoMedics.

      6.2 NOTICES. Any notice permitted or required under this Agreement shall be conveyed to the party at the address reflected on the first page of this Agreement and will be deemed to have been given, when deposited in the United States mail, postage paid, or when delivered in person, or by courier or by facsimile transmission, with a copy, which shall not constitute notice to the following:

      If to the Borrowers:    Kronos Advanced Technologies, Inc.
                              464 Common Street, Suite 301
                              Belmont, Massachusetts 02478-2570
                              Attn: Daniel R. Dwight
                              Phone:  617-993-9980
                              Fax:  617-993-9985

      With a copy to:         Kirkpatrick & Lockhart, LLP
                              201 South Biscayne Boulevard, Suite 2000
                              Miami, Florida 33131
                              Attn: Clayton E. Parker, Esq.
                              Phone:  305 535-3300
                              Fax:  305 358-7095

      If to HoMedics:         HoMedics, Inc.
                              3000 Pontiac Trail
                              Commerce Township, MI 48390
                              Attn: Ron Ferber
                              Phone:  248-863-3000
                              Fax:

      With a copy to:         Seyburn, Kahn, Ginn, Bess and Serlin, P.C.
                              2000 Town Center, Suite 1500
                              Southfield, MI 48075
                              Attn:  Alan M. Stillman, Esq.
                              Phone:  248-353-7620
                              Facsimile:  248-353-3727

      6.3 SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted. In addition, if any provision of this Agreement may be modified by a court of competent jurisdiction such that it may be enforced, then that provision shall be so modified and as modified, shall be fully enforced.

      6.4 CHOICE OF LAW AND FORUM SELECTION. This Agreement shall be interpreted and construed in accordance with the laws of the State of Michigan. All actions arising directly or indirectly out of this Agreement shall be litigated only in the United States District Court for the Eastern District of Michigan, Southern Division, or the Oakland County, Michigan Circuit Court, and the parties to this Agreement hereby irrevocably consent to the personal jurisdiction and venue of those courts.

      6.5 TERMS. Nouns and pronouns will be deemed to refer to the masculine, feminine, neuter, singular and plural, as the context requires.

      6.6 HEADINGS. The titles of the sections have been inserted as a matter of convenience for reference only and shall not control or affect the meaning or construction of any of the terms or provisions of this Agreement.

      6.7 COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which will constitute one and the same agreement. For purposes of this Agreement, a facsimile signature shall be deemed the same as an original.

      6.8   ENTIRE  AGREEMENT.  This Agreement,  the Investment  Documents,  the
Amended License and the other documents and instruments to be executed and delivered in connection with this Agreement constitute the entire agreement among the parties hereto and contains all of the agreements among said parties with respect to the subject matter hereof.

      6.9 INDEPENDENT RIGHT. No single or partial exercise of any right, power or privilege hereunder, or any delay in the exercise thereof, shall preclude other or further exercise of the rights of the parties to this Agreement.

      6.10 COVENANT INDEPENDENCE. Each covenant in this Agreement shall be deemed to be independent of any other covenant, and the unenforceability in one covenant shall not render any other covenant unenforceable.

      6.11 WAIVERS AND AMENDMENTS. No forbearance on the part of HoMedics in enforcing any of its rights under this Agreement or any other document, nor any renewal, extension or rearrangement of any payment or covenant to be made or performed by Kronos hereunder, shall constitute a waiver of any of the terms of this Agreement or of any such right. No Default or Event of Default shall be waived by HoMedics except in a writing signed and delivered by an officer of HoMedics, and no waiver as to one Default or Event of Default shall operate as a waiver of other or any future any Default or Event of Default. No other amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or any Note or other documents shall be effective unless the same shall be in writing and signed and delivered by an officer of HoMedics.

      6.12 SURVIVAL OF WARRANTIES. All of the covenants, agreements, representations and warranties made in connection with this Agreement and any document contemplated hereby shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, and shall be deemed to have been relied upon by HoMedics, notwithstanding any investigation heretofore or hereafter made by HoMedics. All statements contained in any certificate or other document delivered to HoMedics at any time by or on behalf of either Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrowers in connection with this Agreement.

      6.13 COSTS AND EXPENSES. The Borrowers agree that they will reimburse HoMedics, upon demand, for all reasonable costs and expenses incurred by
HoMedics in connection with (A) collecting or attempting to collect the indebtedness or any part thereof; (B) maintaining or defending HoMedics' security interests or liens (or the priority thereof); (C) the enforcement of HoMedics' rights or remedies under this Agreement or the other documents contemplated hereby; (D) the preparation or making of any amendments, modifications, waivers or consents with respect to this Agreement or the other documents contemplated hereby; and/or (E) any other matters or proceedings arising out of or in connection with any lending arrangement between HoMedics and either Borrower, which costs and expenses include, without limit, payments made by HoMedics for taxes, insurance, assessments, or other costs or expenses which either Borrower is required to pay under this Agreement or the other documents contemplated hereby, expenses related to the examination of the collateral, audit expenses, court costs and reasonable attorneys' fees (whether such costs are incurred in formal or informal collection actions, federal bankruptcy proceedings, probate proceedings, on appeal or otherwise), and all other costs and expenses of HoMedics incurred in connection with any of the foregoing.

      6.14 CROSS COLLATERALIZATION; CROSS DEFAULT. The indebtedness hereunder is cross-collateralized with and cross-defaulted to any and all indebtedness of either Borrower now or at any time hereafter owed to HoMedics such that (A) any and all security given by either Borrower to secure their indebtedness owed to
HoMedics shall also stand as collateral security for the indebtedness and all obligations of either Borrower hereunder to HoMedics; (B) all collateral hereunder shall stand as collateral security for all indebtedness and obligations of the Borrowers now or at any time hereafter owed to HoMedics; (C) any Default and/or Event of Default hereunder shall constitute a matured Event of Default under all documentation evidencing, securing and governing the indebtedness of the Borrowers; and (D) any Default or Event of Default under the documentation evidencing, governing and securing the indebtedness of the Borrowers shall constitute an Event of Default under this Agreement.

      6.15 FURTHER ASSURANCES. Each party agrees to sign and deliver all documents, instruments, certificates and applications which may be deemed reasonably necessary by the other party, to consummate the transactions contemplated by this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, Borrowers and HoMedics have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.


                              Borrower:

                              KRONOS ADVANCED TECHNOLOGIES, INC.,
                              F/K/A TSET, INC.


                              By: /s/ Daniel R. Dwight
                                  --------------------------------------
                              Name:   Daniel R. Dwight
                              Its:    President and CEO



                              Borrower:

                              KRONOS AIR TECHNOLOGIES, INC.


                              By: /s/ Daniel R. Dwight
                                  --------------------------------------
                              Name:   Daniel R. Dwight
                              Its:    President and CEO



                              HoMedics:

                              FKA DISTRIBUTING, CO.,
                              D/B/A HOMEDICS


                              By: /s/ Ron Ferber
                                  --------------------------------------
                              Name:   Ron Ferbert
                              Its:    President

                                 EXHIBIT 1.1(B)
                                LICENSE AGREEMENT

                                 EXHIBIT 1.2(A)
                                   $2.4M NOTE

                                 EXHIBIT 1.2(B)
                                   $1.0M NOTE

                                 EXHIBIT 1.2(C)
                               SECURITY AGREEMENT

                                 EXHIBIT 1.2(E)
                                  WARRANT NO. 1

                                 EXHIBIT 1.2(F)
                                  WARRANT NO. 2

                                 EXHIBIT 1.2(G)
                          REGISTRATION RIGHTS AGREEMENT

                                 EXHIBIT 2.1(A)
                                 AMENDED LICENSE

                                   EXHIBIT 3.4
                                      LIENS

None.

                                 EXHIBIT 3.9(A)
                           FULLY DILUTED COMMON SHARES

                                  EXHIBIT 3.16
                          TRANSACTIONS WITH AFFILIATES

None.

                                 EXHIBIT 4.2(A)
                                   CALL RIGHTS


                                       33